THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED
IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

ASSET PURCHASE AGREEMENT

AGREEMENT made this 8th day of December, 1997 by and between Eurasia Goldfields, Inc., a Florida corporation, (the "ISSUER") and Georg H. Schnura, Alanco Development, Seal Overseas Ltd., Boavista Securities Ltd., Redbridge Minerals (Overseas Ltd.), Barrington Ltd., Kastalia Ltd., Finiss Investment Ltd., Publix Overseas Ltd., Golden Country Consortium Ltd. and BARS Ltd., ("SELLER")

In consideration of the mutual promises, convenants, and representations contained herein and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.   ASSETS PURCHASED; LIABILITIES ASSUMED; PURCHASE PRICE.

     SELLER agrees to sell to ISSUER and ISSUER agrees to purchase from SELLER, on the terms and conditions set forth in this Agreement, all of SELLER'S Russian mineral properties, all of which are set forth in Schedule 1 hereto (the "Assets"). The purchase price for the Assets shall be 7,000,000 shares of ISSUER'S common stock, par value $.001 (the "Shares"). The division of the shares is set forth in Schedule 2.

2.   REPRESENTATIONS AND WARRANTIES.

     ISSUER represents and warrants to SELLER the following:

     i    Organization.

          ISSUER is a corporation duly organised, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

     ii   Capital.

          The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $.001 par value, of which 100,000 are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

     iii  Financial Statements.

          ISSUER has delivered to SELLER the balance sheet of ISSUER as of September 30, 1997, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

     iv   Absence of Changes.

          Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     v    Liabilities.

          ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUER'S financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party; and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

     vi   Ability to Carry Out Obligations.

          ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorisations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any part, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities or ISSUER to be acquired by SHAREHOLDERS.

     vii  Full Disclosure.

          None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     viii Contract and leases.

          ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

     ix   Compliance with Laws.

          ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

     x    Litigation.

          ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     xi   Conduct of Business.

          Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third part, or (6) enter into any other transaction.

          (1) Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

     xii  Title.

          The Shares to be issued to SELLER will be, at closing, free and clear of all liens, security interest, pledges, charges, claims encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. The ISSUER is not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SELLER. There is no applicable local, state or federal law, rule, regulation, or decree, which would, as a result of the issuance of the Shares to SELLER impair, restrict or delay SELLER'S voting rights with respect to the Shares.

3.   SELLER represents and warrant to ISSUER the following:

     i    Organization.

          SELLER is various entities duly organised, validly existing, and in good standing under the laws of their respected jurisdictions, has all necessary corporate powers to own properties and carry on business, and is duly qualified to do business and is in good standing in their respected jurisdictions. All actions taken by the Incorporators, directors and shareholders of SELLER have been valid and in accordance with the laws of their respected jurisdictions

     ii   Title to Assets.

          SELLER is the owner of the Assets, free and clear of all liens or other encumbrances. There is no impediment to SELLER'S conveyance of the Assets, in accordance with the terms of this Agreement.

     iii  Counsel.

          SELLER represents and warrants that prior to Closing, it has been represented by independent counsel or to have had the opportunity to retain independent counsel to represent it in this transaction and that prior to Closing, the law offices of Eric P. Litman, P.A. has acted as exclusive counsel to the ISSUER and has not represented SELLER in any manner whatsoever.

4.   INVESTMENT INTENT.

     The Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to any exception from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER.

5.   CLOSING.

     The closing of this transaction shall take place at the law offices of Eric
     P. Litman, 1428 Brickell Avenue, 8th Floor, Miami, Florida. Unless the closing of this transaction takes place on or before December 9, 1997, then either part may terminate this Agreement.

6.   DOCUMENTS TO BE DELIVERED AT CLOSING.

     i    By the ISSUER

          (1) Board of Directors Minutes authorising the issuance of certificates for 7,000,000 Shares, registered in the name of SELLER.

          (2) Such other minutes of ISSUER'S shareholders or directors as may reasonably be required by SELLER.

          (3) An Opinion Letter from ISSUER'S Attorney attesting to the validity and condition of the ISSUER.

     ii   By SELLER:

          (1)  Delivery to the ISSUER of a Bill of Sale of the Assets.

          (2) A certificate from a duly authorized officer and director of SELLER, certifying the due authorization and execution of this Agreement by SELLER and all shareholders of SELLER.

7.   REMEDIES.

     i    Arbitration.

          Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Miami, Dade County, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgement on the arbitration award may by entered in any court having jurisdiction over the subject matter of the controversy.

8.   MISCELLANEOUS.

     i    Captions and Headings.

          The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning or any provision of this Agreement.

     ii   No Oral Change

          This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     iii  Non Waiver.

          Except as otherwise expressly provided herein, no waiver of any convenant, condition, or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, convenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provision, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, conditions, or provisions hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     iv   Time of Essence

          Time is of the essence of this Agreement and each and every provision hereof.

     v    Entire Agreement.

          This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     vi   Counterparts.

          This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     vii  Notices.

          All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be give, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:


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

                           ISSUER:          Eurasia Goldfields Corporation.
                                            Suite 1505, 1060 Alberni Street
                                            Vancouver, BC, Canada V6E 4K2

                           Copy to:         Eric P. Littman, Esquire
                                            1428 Brickell Avenue
                                            8th Floor
                                            Miami, Florida 33131

                           For the SELLERS: Georg H. Schnura
                                            APTO. Postal 8207
                                            28080, Madrid, Spain


IN WITNESS WHEREOF, the undersigned has executed this Agreement this 9th day of December 1997.

Eurasia Goldfields, Inc.

By:  /s/ David Jenkins               By:  /s/ Georg Schnura
     ------------------------------       --------------------------------------
     David Jenkins, Director              Georg Schnura

                                     By:  /s/ Alanco Development Inc.
                                          --------------------------------------
                                          Alanco Development Inc.

                                     By:  /s/ Seal Overseas Ltd.
                                          --------------------------------------
                                          Seal Overseas Ltd.

                                     By:  /s/ Boavista Securities
                                          --------------------------------------
                                           Boavista Securities

                                     By:  /s/ Redbridge Minerals (Overseas Ltd.)
                                          --------------------------------------
                                          Redbridge Minerals (Overseas Ltd.)

                                     By:  /s/ Barrington Ltd.
                                          --------------------------------------
                                          Barrington Ltd.

                                     By:  /s/ Kastalia Ltd.
                                          --------------------------------------
                                          Kastalia Ltd.

                                     By:  /s/ Finiss Investment Ltd.
                                          --------------------------------------
                                          Finiss Investment Ltd.

                                     By:  /s/ Publix Overseas Ltd.
                                          --------------------------------------
                                          Publix Overseas Ltd.

                                     By:  /s/ Golden Country Consortium Ltd.
                                          --------------------------------------
                                          Golden Country Consortium Ltd.

                                     By:  /s/ BARS Ltd.
                                          --------------------------------------
                                          BARS Ltd.

                                   SCHEDULE 1



 A description of the subject properties is as follows:

(i)  Zun Ospinskoye Property, Republic of Buriatia, Russian Federation

     The Licence for the exploration and development of the Zun Ospinskoye Goldfield was issued on August 1st, 1997 under the number UDE 00179 type BP, to the Limited Liability Mining Company "KITOI", constituted November 11th, 1996 and registered under N196 with registered address at 671030 Orlik, Okinsky district, Republic of Buriatia, Russian Federation. "KITOI" was formed with the purpose of exploration and development of mining properties in the Russian Federation.

     Previous to the Acquisition Agreement with Eurasian Goldfileds Inc., the Limited Liability Company "ARKHEI" acquired the 100% of the shares of the Limited Liability Mining Company "KITOI". The acquisition of "ARKHEI" encompasses mineral claims located within the limits of the Zun Ospinski concession, ("The Zun Ospinskoye Property") and provides the Company with a 100% undivided interest in the Zun Ospinskoye mineral concession.

     The Zun Ospinskoye Property is an advanced exploration stage property with a known economic grades and an established resource, albeit a small one to date. The property is located in the Okinsky district of the Republic of Buriatia, 150 km west of Lake Baikal and 105 km east of Orlik, the administrative centre of the Okinsky district. Gravel and dirt roads connect the property with the town of Orlik.


(ii) Tainskoye Property, Republic of Buriatia, Russian Federation

     The Licence for the exploration and development of the Tainskoye Goldfield was issued on March 8th, 1997 under the number UDE 140 type BP, to the Limited Liability Mining Company "ARKHEI", constituted February 26th, 1997 and registered under number 18 with registered address at 671030 Orlik, Okinsky district, Republic of Buriatia, Russian Federation. "ARKHEI" was formed with the purpose of exploration and development of mining properties in the Russian Federation. The acquisition of "ARKHEI" encompasses mineral claims located within the limits of the Tainskoye concession ("Tainskoye Property") and provides the Company with a 100% undivided interest in the Tainskoye mineral concession.

     The property is located in the Okinsky district of the Republic of Buriatia, 160 km west of Lake Baikal and 115 km east of Orlik, the administrative centre of the Okinsky district. Gravel and dirt roads connect the property with the town of Orlik.

                                   SCHEDULE 2



SELLERS:                                                     Number of shares
--------                                                      to be issued:
                                                              -------------


Georg H. Schnura                                                   300,000
Alanco Development                                                 225,000
Seal Overseas Ltd.                                                 225,000
Boavista Securities Ltd.                                           250,000
Redbridge Mineras (Overseas Ltd.)                                  900,000
Barrington Ltd.                                                    800,000
Kastalia Ltd.                                                      750,000
Finiss Overseas Ltd.                                               630,000
Publix Overseas Ltd.                                             1,000,000
Golden Country Consortium Ltd.                                   1,000,000
BARS Ltd.                                                          920,000
                                                                 ---------
                                                         Total   7,000,000
                                                                 ---------












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